EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 9, 2015, with respect to the financial statement of Advisors Disciplined Trust 1483, comprising Advisors Corporate Trust--Navellier/Dial High Income Opportunities Portfolio,
Series 101, contained in Amendment No. 1 to the Registration Statement on
Form S-6 (File No. 333-203720) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP


Chicago, Illinois
October 9, 2015




















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